UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

UPHEALTH, INC.

(Name of Registrant as Specified in its Charter)

JEFFERY R. BRAY

CHIRINJEEV KATHURIA

MARIYA PYLYPIV

SYED SABAHAT AZIM

RICHA SANA AZIM

ALFONSO GATMAITAN

AZFAR MALIK, M.D.

AM PHYSICIANS LLC

ALEXANDRA BRAY

JEFFERY R. BRAY, CUSTODIAN SAMANTHA JOSEPHINE BRAY UTMA

JEFFERY R. BRAY, CUSTODIAN ANAIS ALEXANDRA BRAY UTMA

JOHN PARSONS, TRUSTEE OF THE ANAIS BRAY PROTECTIVE IRREVOCABLE TRUST, THE BRAY DESCENDANTS TRUST AND THE SAMANTHA BRAY PROTECTIVE IRREVOCABLE TRUST

THE ANAIS BRAY PROTECTIVE IRREVOCABLE TRUST

THE BRAY DESCENDANTS TRUST

THE SAMANTHA BRAY PROTECTIVE IRREVOCABLE TRUST

JACQUE BUTLER

KIMBERLITE SOCIAL INFRA PRIVATE LIMITED

ELIGERE LIMITED LIABILITY COMPANY

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following form of email is being sent to certain shareholders of UpHealth, Inc. in connection with the 2022 Annual Meeting of Stockholders of UpHealth, Inc.

FORM OF EMAIL TO CERTAIN SHAREHOLDERS OF UPHEALTH, INC.

Fellow UpHealth Stockholder:

I am attaching the Stop, Look and Listen letter which was previously filed with the Securities and Exchange Commission (the “SEC”) by a group of UpHealth stockholders (the “UpHealth Concerned Stockholders”). I am part of the group of UpHealth Concerned Stockholders. I strongly encourage you to read the attached letter and contact Okapi Partners, the UpHealth Concerned Stockholders’ proxy advisor, at the phone numbers or email listed below for further information.

OKAPI PARTNERS LLC

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

(212) 297-0720

Shareholders Call Toll-Free at: (888) 785-6707

E-mail: info@okapipartners.com

Please watch for additional information from the UpHealth Concerned Stockholders at https://www.okapivote.com/uphealthconcernedstockholders

CERTAIN INFORMATION CONCERNING THE UPHEALTH CONCERNED STOCKHOLDERS

The UpHealth Concerned Stockholders intend to file a definitive proxy statement and an accompanying BLUE proxy card with the SEC to be used to solicit votes for the election of its nominees at the 2022 Annual Meeting of Stockholders of UpHealth, Inc.

THE UPHEALTH CONCERNED STOCKHOLDERS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THEIR PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT WWW.SEC.GOV. IN ADDITION, THE UPHEALTH CONCERNED STOCKHOLDERS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE UPHEALTH CONCERNED STOCKHOLDERS’ PROXY SOLICITOR, OKAPI PARTNERS, AT ITS TOLL-FREE NUMBER: (888) 785-6707 OR AT INFO@OKAPIPARTNERS.COM.

The participants in the UpHealth Concerned Stockholders’ proxy solicitation and the number of shares of common stock of the Company beneficially owned by them is as follows: Jeffery R. Bray (72,437,807 shares beneficially owned, including 4,088,170 shares owned directly, 951,008 shares beneficially owned as custodian and 72,437,807 shares beneficially owned as a result of an irrevocable proxy granted to him under the Voting Agreement), Jeffery R. Bray, as custodian of the Samantha Josephine Bray UTMA (475,504 shares beneficially owned), Jeffery R. Bray as custodian of the Anais Alexandra Bray UTMA (475,504 shares beneficially owned), Alexandra Bray (475,504 shares beneficially owned), John Parsons, Trustee of The Anais Bray Protective Irrevocable Trust, The Bray Descendants Trust and The Samantha Bray Protective Irrevocable Trust (6,478,997 shares beneficially owned as trustee), The Anais Bray Protective Irrevocable Trust (2,699,582 shares beneficially owned), The Bray Descendants Trust (1,079,833 shares beneficially owned), The Samantha Bray Irrevocable Trust (2,699,582 shares beneficially owned), Jacque Butler (1,403,804 shares beneficially owned), Chirinjeev Kathuria (43,182,294 shares beneficially owned), Mariya Pylypiv (7,595,270 shares beneficially owned), Alfonso Gatmaitan (1,183,460 shares beneficially owned), Azfar Malik, M.D. (962,458 shares beneficially owned through AM Physicians LLC), AM Physicians LLC (962,458 shares beneficially owned) Syed Sabahat Azim (6,116,842 shares beneficially owned), Richa Sana Azim (6,116,842 shares beneficially owned), Kimberlite Social Infra Private Limited (684,981 shares beneficially owned), and Eligere Limited Liability Company (6,116,842 shares beneficially owned).